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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan of our report dated January 25, 2002, except for Note 17 as to which date is March 20, 2002, with respect to the consolidated financial statements and schedule of Ventana Medical Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Tucson, Arizona                                        /s/ ERNST & YOUNG LLP
May 13, 2002




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